Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 24, 2007 (except Note 12, as to which the date is November 8, 2007) in the Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement (Form S-1 No. 333-147865) and related Prospectus of GLG Partners, Inc. for the registration of 21,500,003 warrants and 79,500,806 shares of its common stock.
/s/ Ernst & Young LLP
London, England
January 25, 2008